UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2020

Strategic Student & Senior Housing Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	333-220646 (Commission File Number)	81-4112948 (IRS Employer Identification No.)

10 Terrace Road

Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on November 6, 2020, Michael A. Crear, the Chief Financial Officer and Treasurer of Strategic Student & Senior Housing Trust, Inc. (the “Company”), notified the Company of his intention to resign from such positions, effective as of December 1, 2020. On December 1, 2020, the board of directors of the Company appointed Matt F. Lopez to serve as Chief Financial Officer and Treasurer of the Company.

Mr. Lopez, age 42, currently serves as Chief Financial Officer and Treasurer of Strategic Storage Trust IV, Inc., positions he has held since January 2017, and as Chief Financial Officer and Treasurer of Strategic Storage Growth Trust II, Inc, positions he has held since July 2019. From January 2017 to June 2019, Mr. Lopez served as Chief Financial Officer and Treasurer of SmartStop Self Storage REIT, Inc. From October 2015 to January 2017, Mr. Lopez served as Controller of SmartStop Asset Management, LLC, the Company’s sponsor (“SAM”), and, in such capacity, was assigned to the accounting, financial management, and SEC and regulatory reporting of certain programs sponsored by SAM. Mr. Lopez also served as a Controller of SmartStop Self Storage, Inc. from November 2014 until its merger with Extra Space Storage Inc. in October 2015. From 2000 to 2014, Mr. Lopez was with PricewaterhouseCoopers LLP, holding various positions including audit senior manager from 2008 to 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic student & senior housing trust, Inc.
Date: December 3, 2020	By:	/s/ H. Michael Schwartz
H. Michael Schwartz
Chief Executive Officer